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                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE


                            ARKANSAS BEST CORPORATION
                   DECLARES AN $0.08/SHARE QUARTERLY DIVIDEND


         (Fort Smith, Arkansas, July 23, 2003) - The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock $.01 par value (Nasdaq: ABFS) on August 6, 2003, payable on August 20, 2003.

         Arkansas Best Corporation, headquartered in Fort Smith, AR, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of LTL general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services, utilizing rail and over-the-road transportation.





    Contact: Mr. David E. Loeffler, Vice President,
             Chief Financial Officer and Treasurer

             Telephone: (479) 785-6157



           Mr. David Humphrey, Director of Investor Relations

             Telephone: (479) 785-6200



                                 END OF RELEASE